Exhibit 99.1

Flowserve Corporation Reports Third Quarter 2023 Results; Raises 2023 Financial Guidance

  Raised full-year Revenue and Adjusted EPS guidance range following strong year-to-date performance and expectations for the 2023 fourth quarter
  Reported and Adjusted1 Earnings Per Share (EPS)2 of 35 cents and 50 cents, respectively, continuing strong operational performance
  Delivered solid bookings of $1.07 billion, including strong aftermarket awards in excess of $580 million, maintaining near-record backlog levels at $2.77 billion
  Drove revenue growth of 25.4% and generated a 630 basis point improvement in adjusted operating margin compared to prior year
  Improved operating cash flow by over $240 million year-to-date, with $81 million of operating cash flow generated in the 2023 third quarter

DALLAS--(BUSINESS WIRE)--October 25, 2023--Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced its financial results for the third quarter ended September 30, 2023.

Third Quarter 2023 Highlights (all comparisons to the 2022 third quarter, unless otherwise noted)

  Reported Earnings Per Share (EPS) of $0.35 and Adjusted Earnings Per Share (EPS)1 of $0.50, compared to $0.29 and $0.09, respectively
    Third quarter 2023 Reported EPS includes after-tax adjusted expenses of $20.5 million, comprised primarily of realignment charges, below-the-line foreign exchange, and the release of a tax valuation allowance benefit
    Both Reported and Adjusted EPS were impacted by an $10.7 million (6 cents per share3) non-cash expense, resulting from an actuarial-determined assessment of certain long-term liabilities
  Total bookings were $1.07 billion, down $155.8 million or 12.7%. On a constant currency basis4, total bookings were down $175.4 million or 14.3%
    Third quarter 2022 bookings included over $210 million of original equipment orders related to a Middle East gas project, representing one of Flowserve’s largest awards ever
    Original equipment bookings were $485.3 million, down $194.4 million or 28.6%. On a constant currency basis4, original equipment bookings were down $202.0 million or 29.7%
    Aftermarket bookings were $582.2 million, up $38.6 million or 7.1%. On a constant currency basis4, aftermarket bookings were up $26.6 million or 4.9%
  Sales were $1.09 billion, up $221.8 million or 25.4%. On a constant currency basis4, sales were up $200.7 million or 23.0%
    Original equipment sales were $529.2 million, up $117.1 million or 28.4%. On a constant currency basis4, original equipment sales were up $106.8 million or 25.9%
    Aftermarket sales were $565.5 million, up $104.7 million or 22.7%. On a constant currency basis4, aftermarket sales were up $94.0 million or 20.4%
  Reported gross and operating margins were 29.0% and 6.4%, up 160 and 360 basis points, respectively
    Adjusted gross and operating margins5 were 29.7% and 8.7%, up 230 and 630 basis points, respectively
    Both Reported and Adjusted third quarter 2023 operating margins were impacted by the $10.7 million non-cash expense, which reduced operating margins by approximately 100 basis points6
  Backlog of $2.77 billion, up $170.9 million or 6.6% compared to the 2022 third quarter
    Book-to-bill solid at 1.03x year-to-date
  Completed actions to achieve the 2023 cost-reduction target of $50 million annualized savings

“We delivered strong third quarter results, including significant revenue and earnings growth, while building on the operating momentum of the last year,” said Scott Rowe, Flowserve’s President and Chief Executive Officer. “Our new organizational model is driving speed, accountability, and cost efficiency throughout the company. The combination of our improved operating performance and our positive market outlook gives us the confidence to increase our full year revenue and adjusted EPS guidance range for the third time this year.”

Rowe concluded, “Driven by our 3D strategy, Flowserve is well-positioned to capture accelerated growth from energy transition investments and decarbonization initiatives. Flowserve is also competitively differentiated to capitalize in our traditional markets by ensuring global energy security. Additionally, we expect both aftermarket and MRO opportunities will remain strong through 2024 and beyond. As a result of these combined dynamics, we continue to believe we are in the early stages of a multi-year upcycle. Our focus remains on profitably converting our near-record $2.8 billion backlog to deliver solid revenue and earnings growth over the coming years, while creating long-term value for our shareholders, associates and customers.”

Revised 2023 Guidance2

Flowserve is raising its Revenue and Adjusted EPS guidance metrics for 2023, as well as updating or re-affirming certain other financial metrics, as shown in the table below:

	Prior Target Range[7]	Revised Target Range
Revenue Growth	Up 16.0% to 18.0%	Up 18% to 19%
Reported Earnings Per Share	$1.40 - $1.65	$1.40 - $1.50
Adjusted Earnings Per Share	$1.85 - $2.00	$1.95 - $2.05
Net Interest Expense	~$60 million	Re-affirmed
Adjusted Tax Rate	~20%	Re-affirmed
Capital Expenditures	$75 - $85 million	Re-affirmed

Flowserve’s 2023 Adjusted EPS target range excludes expected adjusted items including identified realignment charges of approximately $55 million, as well as the potential impact of below-the-line foreign currency effects and certain other discrete items which may arise during the course of the year, including the potential for additional realignment expense.

Third Quarter 2023 Results Conference Call

Flowserve will host its conference call with the financial community on Thursday, October 26th at 11:00 AM Eastern. Scott Rowe, president and chief executive officer, as well as other members of the management team will be presenting. The call can be accessed by shareholders and other interested parties at www.flowserve.com under the “Investor Relations” section.

[1] See Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited) and Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited) tables for a detailed reconciliation of reported results to adjusted measures.

[2] Adjusted 2023 EPS excludes identified realignment expenses, the impact from other specific discrete items (including terminated Velan acquisition) and below-the-line foreign currency effects and utilizes current FX rates and approximately 132 million fully diluted shares.

3 EPS impact calculated by tax effecting the $10.7 million expense at 25.6% effective tax rate and dividing by 132 million shares

[4] Constant currency is a non-GAAP financial measure. We have calculated constant currency amounts and the associated currency effects on operations by translating current year results on a monthly basis at prior year exchange rates for the same periods

[5] Adjusted gross and operating margins are calculated by dividing adjusted gross profit and adjusted operating income, respectively, by revenues. Adjusted gross profit and adjusted operating income are derived by excluding the adjusted items. See Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited) and Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited) tables for a detailed reconciliation..

[6] Basis point impact calculated as the $10.7 million non-cash charge in SG&A divided by total sales
[7] Prior target range was provided as of August 1, 2023, and included revisions from Flowserve’s initial guidance range provided February 10, 2023 and its previously revised range on May 2, 2023

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended September 30,
(Amounts in thousands, except per share data)	2023	2022

Sales	$1,094,718	$872,881
Cost of sales	(777,024)	(633,304)
Gross profit	317,694	239,577
Selling, general and administrative expense	(252,065)	(221,142)
Net earnings from affiliates	4,627	5,782
Operating income	70,256	24,217
Interest expense	(17,273)	(11,582)
Interest income	2,134	1,141
Other income (expense), net	(13,710)	28,676
Earnings before income taxes	41,407	42,452
Benefit from (provision for) income taxes	11,186	(1,817)
Net earnings, including noncontrolling interests	52,593	40,635
Less: Net earnings attributable to noncontrolling interests	(6,437)	(2,235)
Net earnings attributable to Flowserve Corporation	$46,156	$38,400

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.35	$0.29
Diluted	0.35	0.29

Weighted average shares – basic	131,183	130,703
Weighted average shares – diluted	132,026	131,402

Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)
(Amounts in thousands, except per share data)

Three Months Ended September 30, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income	Other Income (Expense), Net	Income Taxes	Earnings Attributable to Noncontrolling Interests	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$317,694	$252,065	$70,256	$(13,710)	$(11,186)	$6,437	$46,156	-27.0%	$0.35
Reported as a percent of sales	29.0%	23.0%	6.4%	-1.3%	-1.0%	0.6%	4.2%
Realignment charges (a)	7,240	(14,954)	22,194	-	4,250	-	17,944	19.1%	0.14
Acquisition related (b)	-	(2,539)	2,539	-	443	-	2,096	17.4%	0.02
Correction of prior period errors (c)	-	-	-	-	-	(3,559)	3,559	0%	0.03
Discrete tax benefit (d)	-	-	-	-	13,000	-	(13,000)	0%	-0.10
Below-the-line foreign exchange impacts (e)	-	-	-	12,164	2,276	-	9,888	18.7%	0.07
Adjusted	$324,934	$234,572	$94,989	$(1,546)	$8,783	$2,878	$66,643	11.2%	$0.50
Adjusted as a percent of sales	29.7%	21.4%	8.7%	-0.1%	0.8%	0.3%	6.1%

Note: Amounts may not calculate due to rounding
(a) Charges represent realignment costs incurred as a result of realignment programs.
(b) Charges represent costs associated with a terminated acquisition
(c) Represents the amount to correct the cumulative impact of prior period errors
(d) Represents a discrete tax benefit due to release of tax valuation allowance on the net deferred tax assets in a foreign jurisdiction. The associated tax expense was adjusted out in 2015.

(e) Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

Three Months Ended September 30, 2022	Gross Profit	Selling, General & Administrative Expense	Operating Income	Other Income (Expense), Net	Income Taxes	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$239,577	$221,142	$24,217	$28,676	$1,817	$38,400	4.2%	$0.29
Reported as a percent of sales	27.4%	25.3%	2.8%	3.3%	0.2%	4.4%
Realignment charges (a)	(395)	(99)	(296)	-	(94)	(202)	31.8%	0.00
Discrete asset write-downs (b)	(209)	2,523	(2,732)	-	(624)	(2,108)	22.8%	-0.02
Below-the-line foreign exchange impacts (c)	-	-	-	(30,482)	(6,730)	(23,752)	22.1%	-0.18
Adjusted	$238,973	$223,566	$21,189	$(1,806)	$(5,631)	$12,338	-63.0%	$0.09
Adjusted as a percent of sales	27.4%	25.6%	2.4%	-0.2%	-0.6%	1.4%

Note: Amounts may not calculate due to rounding
(a) Charges represent realignment costs credit as a result of realignment programs of which $89 is non-cash.
(b) Represents reversals of expenses that were adjusted for Non-GAAP measures in previous periods

(c) Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Three Months Ended September 30,
(Amounts in millions, except percentages)	2023	2022
Bookings	$734.7	$925.8
Sales	766.2	592.6
Gross profit	220.3	170.0
Gross profit margin	28.8%	28.7%
SG&A	146.7	136.9
Segment operating income	78.3	38.9
Segment operating income as a percentage of sales	10.2%	6.6%

FLOW CONTROL DIVISION	Three Months Ended September 30,
(Amounts in millions, except percentages)	2023	2022
Bookings	$330.5	$300.0
Sales	330.7	282.6
Gross profit	97.6	78.2
Gross profit margin	29.5%	27.7%
SG&A	54.0	48.5
Segment operating income	43.5	29.7
Segment operating income as a percentage of sales	13.2%	10.5%

Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)
(Amounts in thousands)

Flowserve Pump Division
Three Months Ended September 30, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income	Three Months Ended September 30, 2022	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$220,321	$146,679	$78,269	Reported	$170,046	$136,915	$38,912
Reported as a percent of sales	28.8%	19.1%	10.2%	Reported as a percent of sales	28.7%	23.1%	6.6%
Realignment charges (a)	6,141	(9,929)	16,070	Realignment charges (a)	(417)	(74)	(343)
Adjusted	$226,462	$136,750	$94,339	Discrete asset write-downs (b)	(209)	2,523	(2,732)
Adjusted as a percent of sales	29.6%	17.8%	12.3%	Adjusted	$169,420	$139,364	$35,837
				Adjusted as a percent of sales	28.6%	23.5%	6.0%

Flow Control Division
Three Months Ended September 30, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income	Three Months Ended September 30, 2022	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$97,563	$54,016	$43,547	Reported	$78,173	$48,454	$29,718
Reported as a percent of sales	29.5%	16.3%	13.2%	Reported as a percent of sales	27.8%	17.2%	10.6%
Realignment charges (a)	1,099	(1,572)	2,671	Realignment charges (a)	22	(7)	29
Acquisition related (b)	-	(2,539)	2,539	Adjusted	$78,195	$48,447	$29,747
Adjusted	$98,662	$49,905	$48,757	Adjusted as a percent of sales	27.8%	17.2%	10.6%
Adjusted as a percent of sales	29.8%	15.1%	14.7%

Note: Amounts may not calculate due to rounding				Note: Amounts may not calculate due to rounding
(a) Charges represent realignment costs incurred as a result of realignment programs.				(a) Charges represent realignment costs credit as a result of realignment programs of which $89 is non-cash.
(b) Charges represent costs associated with a terminated acquisition				(b) Represents reversal of expenses that were adjusted for Non-GAAP measures in previous periods.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Nine Months Ended September 30,
(Amounts in thousands, except per share data)	2023	2022

Sales	$3,155,399	$2,576,161
Cost of sales	(2,218,114)	(1,877,108)
Gross profit	937,285	699,053
Selling, general and administrative expense	(726,424)	(621,956)
Net earnings from affiliates	13,229	14,821
Operating income	224,090	91,918
Interest expense	(50,039)	(33,337)
Interest income	5,535	2,938
Other income (expense), net	(27,271)	28,152
Earnings before income taxes	152,315	89,671
Benefit from (provision for) income taxes	(14,571)	(16,618)
Net earnings, including noncontrolling interests	137,744	73,053
Less: Net earnings attributable to noncontrolling interests	(13,618)	(5,694)
Net earnings attributable to Flowserve Corporation	$124,126	$67,359

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.95	$0.52
Diluted	0.94	0.51

Weighted average shares – basic	131,095	130,604
Weighted average shares – diluted	131,864	131,233

Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)
(Amounts in thousands, except per share data)

Nine Months Ended September 30, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income	Other Income (Expense), Net	Income Taxes	Earnings Attributable to Noncontrolling Interests	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$937,285	$726,424	$224,090	$(27,271)	$14,571	$13,618	$124,126	9.6%	$0.94
Reported as a percent of sales	29.7%	23.0%	7.1%	-0.9%	0.5%	0.4%	3.9%
Realignment charges (a)	11,548	(39,076)	50,624	-	10,415	-	40,209	20.6%	0.30
Acquisition related (b)	-	(8,491)	8,491	-	1,997	-	6,494	23.5%	0.05
Discrete asset write-downs (c)(d)(e)	1,969	(3,955)	5,924	-	1,517	-	4,407	25.6%	0.03
Below-the-line foreign exchange impacts (f)	-	-	-	24,328	2,669	-	21,659	0.0%	0.16
Correction of prior period errors (g)	-	-	-	-	-	(3,559)	3,559	0.0%	0.03
Discrete tax benefit (h)	-	-	-	-	13,000	-	(13,000)	0.0%	-0.10
Adjusted	$950,802	$674,902	$289,129	$(2,943)	$44,169	$10,059	$187,454	18.3%	$1.42
Adjusted as a percent of sales	30.1%	21.4%	9.2%	-0.1%	1.4%	0.3%	5.9%

Note: Amounts may not calculate due to rounding
(a) Charges represent realignment costs incurred as a result of realignment programs of which $7,601 is non-cash.
(b) Charges represent costs associated with a terminated acquisition
(c) Charge represents a further expense of $1,834 associated with a sales contract that was initially reserved for in 2017.
(d) Charge represents a further $1,173 non-cash write-down of inventory associated with a customer sales contract that was originally determined to be uncollectible in 2020.
(e) Charge represents a $2,917 non-cash write-down of a licensing agreement.

(f) Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

(g) Represents the amount to correct the cumulative impact of prior period errors
(h) Represents a discrete tax benefit due to release of tax valuation allowance on the net deferred tax assets in a foreign jurisdiction. The associated tax expense was adjusted out in 2015.

Nine Months Ended September 30, 2022	Gross Profit	Selling, General & Administrative Expense	Operating Income	Other Income (Expense), Net	Income Taxes	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$699,053	$621,956	$91,918	$28,152	$16,618	$67,359	18.5%	$0.51
Reported as a percent of sales	27.1%	24.1%	3.6%	1.1%	0.6%	2.6%
Realignment charges (a)	(126)	40	(166)	-	(67)	(99)	40.4%	0.00
Discrete asset write-downs (b)(c)(d)	9,844	(10,706)	20,550	-	(694)	21,244	-3.4%	0.16
Below-the-line foreign exchange impacts (e)	-	-	-	(34,900)	(7,761)	(27,139)	0.0%	-0.20
Adjusted	$708,771	$611,290	$112,302	$(6,748)	$8,096	$61,365	10.8%	$0.47
Adjusted as a percent of sales	27.5%	23.7%	4.4%	-0.3%	0.3%	2.4%

Note: Amounts may not calculate due to rounding
(a) Charges represent realignment costs incurred as a result of realignment programs of which $170 is non-cash.
(b) Charge represents a $3,036 non-cash asset write-down associated with the impairment of a trademark.
(c) Charges represent a $20,246 reserve of Russia-related financial exposures.
(d) Includes reversal of expenses that were adjusted for Non-GAAP measures in previous periods of $2,732

(e) Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Nine Months Ended September 30,
(Amounts in millions, except percentages)	2023	2022
Bookings	$2,222.3	$2,433.6
Sales	2,231.7	1,783.1
Gross profit	668.6	510.9
Gross profit margin	30.0%	28.7%
SG&A	426.4	408.4
Segment operating income	255.3	117.3
Segment operating income as a percentage of sales	11.4%	6.6%

FLOW CONTROL DIVISION	Nine Months Ended September 30,
(Amounts in millions, except percentages)	2023	2022
Bookings	$1,022.1	$923.2
Sales	930.0	798.8
Gross profit	270.9	218.0
Gross profit margin	29.1%	27.3%
SG&A	172.7	142.7
Segment operating income	98.2	75.3
Segment operating income as a percentage of sales	10.6%	9.4%

Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)
(Amounts in thousands)

Flowserve Pump Division
Nine Months Ended September 30, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income	Nine Months Ended September 30, 2022	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$668,562	$426,438	$255,345	Reported	$510,949	$408,439	$117,259
Reported as a percent of sales	30.0%	19.1%	11.4%	Reported as a percent of sales	28.7%	22.9%	6.6%
Realignment charges (a)	7,484	(11,996)	19,480	Realignment charges (a)	(121)	(151)	30
Discrete asset write-downs (b)(c)(d)	1,969	(3,955)	5,924	Discrete asset write-downs (b)(c)	8,730	(6,588)	15,318
Adjusted	$678,015	$410,487	$280,749	Adjusted	$519,558	$401,700	$132,607
Adjusted as a percent of sales	30.4%	18.4%	12.6%	Adjusted as a percent of sales	29.1%	22.5%	7.4%

Flow Control Division
Nine Months Ended September 30, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income	Nine Months Ended September 30, 2022	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$270,914	$172,718	$98,196	Reported	$218,012	$142,688	$75,324
Reported as a percent of sales	29.1%	18.6%	10.6%	Reported as a percent of sales	27.3%	17.9%	9.4%
Realignment charges (a)	4,263	(10,478)	14,741	Realignment charges (a)	56	(57)	113
Acquisition related (e)	-	(8,491)	8,491	Discrete asset write-downs (b)(d)	1,114	(4,118)	5,232
Adjusted	$275,177	$153,749	$121,428	Adjusted	$219,182	$138,513	$80,669
Adjusted as a percent of sales	29.6%	16.5%	13.1%	Adjusted as a percent of sales	27.4%	17.3%	10.1%

Note: Amounts may not calculate due to rounding				Note: Amounts may not calculate due to rounding
(a) Charges represent realignment costs incurred as a result of realignment programs of which $7,601 is non-cash.				(a) Charges represent realignment costs incurred as a result of realignment programs of which $170 is non-cash.
(b) Charge represents a further expense of $1,834 associated with a sales contract that was initially reserved for in 2017.				(b) Charges represent the reserve of Russia-related financial exposures of $20,246.
(c) Charge represents a further $1,173 non-cash write-down of inventory associated with a customer sales contract that was originally determined to be uncollectible in 2020.				(c) Includes reversal of expenses that were adjusted for Non-GAAP measures in previous periods of $2,732
(d) Charge represents a $2,917 non-cash write-down of a licensing agreement.				(d) Charge represents a non-cash asset write-down of $3,036 associated with the impairment of a trademark.
(e) Charges represent costs associated with a terminated acquisition

Third Quarter and Year-to-Date 2023 - Segment Results
(dollars in millions, comparison vs. 2022 third quarter and year-to-date, unaudited)

	FPD				FCD
	3rd Qtr		YTD		3rd Qtr		YTD
Bookings	$734.7		$2,222.3		$330.5		$1,022.1
- vs. prior year	-191.1	-20.6%	-211.3	-8.7%	30.5	10.2%	98.9	10.7%
- on constant currency	-191.1	-22.4%	-211.3	-8.8%	30.5	9.2%	98.9	11.7%

Sales	$766.2		$2,231.7		$-		$930.0
- vs. prior year	173.6	29.3%	448.6	25.2%	48.1	17.0%	131.2	16.4%
- on constant currency	173.6	26.3%	448.6	25.1%	48.1	15.8%	131.2	17.3%

Gross Profit	$220.3		$668.6		$97.6		$270.9
- vs. prior year	29.6%		30.9%		24.8%		24.3%

Gross Margin (% of sales)	28.8%		30.0%		29.5%		29.1%
- vs. prior year (in basis points)	10 bps		130 bps		180 bps		180 bps

Operating Income	$78.3		$255.3		$43.5		$98.2
- vs. prior year	39.4	101.3%	138.0	117.6%	13.8	46.5%	22.9	30.4%
- on constant currency	39.4	93.9%	138.0	121.7%	13.8	46.6%	22.9	32.8%

Operating Margin (% of sales)	10.2%		11.4%		13.2%		10.6%
- vs. prior year (in basis points)	360 bps		480 bps		270 bps		120 bps

Adjusted Operating Income *	$94.3		$280.7		$48.8		$121.4
- vs. prior year	58.5	163.4%	148.1	111.7%	19.1	64.3%	40.8	50.6%
- on constant currency	58.5	155.5%	148.1	115.2%	19.1	64.3%	40.8	52.9%

Adj. Oper. Margin (% of sales)*	12.3%		12.6%		14.7%		13.1%
- vs. prior year (in basis points)	630 bps		520 bps		420 bps		300 bps

Backlog	$1,959.0				$829.7

* Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges and other specific discrete items

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	September 30,	December 31,
(Amounts in thousands, except par value)	2023	2022

ASSETS
Current assets:
Cash and cash equivalents	$480,458	$434,971
Accounts receivable, net of allowance for expected credit losses of $83,513 and $83,062, respectively	868,855	868,632
Contract assets, net of allowance for expected credit losses of $4,867 and $5,819, respectively	245,133	233,457
Inventories, net	916,107	803,198
Prepaid expenses and other	127,972	110,714
Total current assets	2,638,525	2,450,972
Property, plant and equipment, net of accumulated depreciation of $1,133,913 and $1,172,957, respectively	492,323	500,945
Operating lease right-of-use assets, net	156,784	174,980
Goodwill	1,164,388	1,168,124
Deferred taxes	171,387	149,290
Other intangible assets, net	122,549	134,503
Other assets, net of allowance for expected credit losses of $66,879 and $66,377, respectively	219,257	211,820
Total assets	$4,965,213	$4,790,634

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$481,337	$476,747
Accrued liabilities	461,841	427,578
Contract liabilities	270,725	256,963
Debt due within one year	61,213	49,335
Operating lease liabilities	31,699	32,528
Total current liabilities	1,306,815	1,243,151
Long-term debt due after one year	1,266,423	1,224,151
Operating lease liabilities	138,907	155,196
Retirement obligations and other liabilities	339,777	309,529
Shareholders’ equity:
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued – 176,793 and 176,793, respectively
Capital in excess of par value	501,378	507,484
Retained earnings	3,818,392	3,774,209
Treasury shares, at cost – 45,893 and 46,359 shares, respectively	(2,014,879)	(2,036,882)
Deferred compensation obligation	7,878	6,979
Accumulated other comprehensive loss	(659,653)	(647,788)
Total Flowserve Corporation shareholders' equity	1,874,107	1,824,993
Noncontrolling interests	39,184	33,614
Total equity	1,913,291	1,858,607
Total liabilities and equity	$4,965,213	$4,790,634

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended September 30,
(Amounts in thousands)	2023	2022

Cash flows – Operating activities:
Net earnings, including noncontrolling interests	$137,744	$73,053

Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	55,292	59,207
Amortization of intangible and other assets	7,782	10,051
Stock-based compensation	22,127	23,757
Foreign currency, asset write downs and other non-cash adjustments	(11,827)	(24,085)
Change in assets and liabilities:
Accounts receivable, net	1,524	(78,376)
Inventories, net	(114,596)	(151,938)
Contract assets, net	(10,239)	(21,912)
Prepaid expenses and other assets, net	(6,727)	(14,881)
Accounts payable	1,910	29,307
Contract liabilities	15,879	27,237
Accrued liabilities and income taxes payable	21,429	(32,735)
Retirement obligations and other	38,838	24,123
Net deferred taxes	(27,996)	(32,293)
Net cash flows provided (used) by operating activities	131,140	(109,485)
Cash flows – Investing activities:
Capital expenditures	(47,544)	(45,831)
Other	(833)	184
Net cash flows provided (used) by investing activities	(48,377)	(45,647)
Cash flows – Financing activities:
Payments on term loan	(30,000)	(24,239)
Proceeds under revolving credit facility	230,000	-
Payments under revolving credit facility	(145,000)	-
Proceeds under other financing arrangements	242	1,135
Payments under other financing arrangements	(2,098)	(356)
Payments related to tax withholding for stock-based compensation	(6,203)	(4,578)
Payments of dividends	(78,712)	(78,406)
Other	(320)	(5,334)
Net cash flows provided (used) by financing activities	(32,091)	(111,778)
Effect of exchange rate changes on cash	(5,185)	(39,672)
Net change in cash and cash equivalents	45,487	(306,582)
Cash and cash equivalents at beginning of period	434,971	658,452
Cash and cash equivalents at end of period	$480,458	$351,870

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: the impact of the global outbreak of COVID-19 on our business and operations; global supply chain disruptions and the current inflationary environment could adversely affect the efficiency of our manufacturing and increase the cost of providing our products to customers; a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from any restructuring and realignment initiatives, our business could be adversely affected; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions, trade embargoes, epidemics or pandemics or changes to tariffs or trade agreements that could affect customer markets, particularly North African, Latin American, Asian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela and Argentina; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance. Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

Contacts

Flowserve

Investor:
Jay Roueche, Vice President, Investor Relations & Treasurer, (972) 443-6560
Mike Mullin, Director, Investor Relations, (214) 697-8568

Media:
Wes Warnock, Vice President, Corporate Communications & Public Affairs, (972) 443-6900